Exhibit 10.7

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to the License Agreement dated June 22, 2000 is made as of the 10 th day of June, 2002 by and between the University of Florida Research Foundation, Inc. ("UFRF"), a nonstock, nonprofit Florida corporation, and Oragenics, Inc. (formerly OraGen, Inc.) ("Licensee"), a corporation organized and existing under the laws of Florida.

WHEREAS, UFRF and Licensee (collectively "the Parties") entered into a License Agreement covering certain Licensed Patents, made effective June 22, 2000, and first amended on September 15, 2000; and

WHEREAS, the Parties have agreed to amend certain terms of the License Agreement, as amended;

NOW THEREFORE, in consideration of the mutual covenants and agreement set forth below, the Parties hereby amend Appendix A of the License Agreement as follows:

Activity	Completion Date

Complete pre-clinical studies, including animal Toxicity and efficacy	July 1, 2003

Submit IND to the FDA	September 1, 2003

Complete Phase 1 Clinical Studies	May 1, 2004

Complete Phase 2 and 3 Clinical Studies	October 1, 2005

Submit NDA (as new antibiotic with specific claims)	March 1, 2006

Receive FDA approval to market	May 1, 2007

First commercial sale	November 1, 2007

The License Agreement, as amended, except as further amended herein, shall remain in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment to the License Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

BY:	/s/ David L. Day	Date:	June ___, 2002
David L. Day Director, Office of Technology Licensing

ORAGENICS, INC.

By:	/s/ Mento A. Soponis	Date:	June ___, 2002
Mento A. Soponis President & Chief Executive Officer

UFRF Ref:     UF #1712
                      UF #10216